UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2015

REMARK MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3930 Howard Hughes Parkway, Suite 400, Las Vegas, Nevada		89169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 701-9514

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 30, 2015, Remark Media, Inc. (the “Company”) entered into Subscription Agreements with certain investors with respect to the registered direct offering (the “Offering”) of 850,000 shares of its common stock, $0.001 par value per share (the “Common Stock”), at an offering price of $4.00 per share.  Of the 850,000 shares offered in the Offering, 575,000 shares were offered directly to investors without a placement agent, underwriter, broker or dealer (the “Direct Shares”), and 275,000 shares were arranged for by placement agents (the “Placed Shares”).

Maxim Group LLC (“Maxim”) is acting as lead placement agent for the Offering and The Benchmark Company is acting as co-placement agent for the Offering.  On March 30, 2015, the Company entered into a Placement Agent Agreement, dated March 30, 2015 (the “Placement Agent Agreement”), by and between the Company and Maxim.  Under the Placement Agent Agreement, the Company has agreed to pay Maxim an aggregate cash placement fee equal to 8% of the gross proceeds in the Offering from sales arranged by the placement agents, or an aggregate of $88,000.  The Company has also agreed to pay all of Maxim’s fees, disbursements and expenses in connection with the Offering, including but not limited to its reasonable legal fees, not to exceed $70,000.

The Shares will be issued under the Company’s effective shelf Registration Statement on Form S-3 (File No. 333-202024).  A prospectus supplement to such registration statement relating to the Offering was filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2015.  The Offering is expected to close on or about March 31, 2015, subject to the satisfaction of customary closing conditions.

The net proceeds to the Company from the sale of the Shares in the Offering, after deducting offering expenses, are expected to be approximately $3.1 million.  The Company intends to use the net proceeds of the Offering for general corporate purposes, which may include working capital for the Company’s various business units, acquisitions and capital expenditures.

Copies of the Form of Subscription Agreement relating to the Direct Shares and the Placed Shares are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.  A copy of the Placement Agent Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.  The legal opinion of Olshan Frome Wolosky LLP, relating to the Shares being offered, is filed as Exhibit 5.1 to this report.  The descriptions of these documents herein are not complete and are qualified in their entirety by reference to the full text of such documents attached as exhibits hereto.

Item 8.01.                      Other Events.

On March 30, 2015, the Company issued a press release announcing the Offering.  A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

5.1	Opinion of Olshan Frome Wolosky LLP
23.1	Opinion of Olshan Frome Wolosky LLP (included in Exhibit 5.1)
10.1	Form of Subscription Agreement, dated March 30, 2015, between Remark Media, Inc. and certain investors in the offering (Direct Shares)
10.2	Form of Subscription Agreement, dated March 30, 2015, between Remark Media, Inc. and certain investors in the offering (Placed Shares)
10.3	Placement Agent Agreement, dated March 30, 2015, by and between Remark Media, Inc. and Maxim Group LLC
99.1	Press Release dated March 30, 2015

Forward-Looking Statements

This report contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the offering and the amount of proceeds expected from the offering.  The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s filings with the SEC.  You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this report.  The Company does not intend to revise or update any forward-looking statement in this report to reflect events or circumstances arising after the date hereof, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMARK MEDIA, INC.

Dated: March 31, 2015	By:	/s/ Douglas Osrow
Name: Douglas Osrow
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Olshan Frome Wolosky LLP
23.1	Opinion of Olshan Frome Wolosky LLP (included in Exhibit 5.1)
10.1	Form of Subscription Agreement, dated March 30, 2015, between Remark Media, Inc. and certain investors in the offering (Direct Shares)
10.2	Form of Subscription Agreement, dated March 30, 2015, between Remark Media, Inc. and certain investors in the offering (Placed Shares)
10.3	Placement Agent Agreement, dated March 30, 2015, by and between Remark Media, Inc. and Maxim Group LLC
99.1	Press Release dated March 30, 2015